UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 24, 2007
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                              INVACARE CORPORATION
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             (Exact name of registrant as specified in its charter)


          Ohio                      1-15103                     95-2680965
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)


          One Invacare Way, P.O. Box 4028, Elyria, Ohio           44036
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            (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (440) 329-6000
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 8.01.        Other Events.

     The Company recently became aware of a potential embezzlement at one of Invacare's foreign facilities, which is being investigated by the local authorities. The embezzlement is believed to have occurred from January 2005 through March 2007. The Company's internal audit function is currently performing both an internal audit and a forensic audit into this situation. The Company carries insurance on employee dishonesty in the amount of $5 million and believes it will recover the entire amount of that policy after completion of the necessary paperwork. The Company does not believe the impact of the embezzlement and the related insurance proceeds will have a significant impact on its financial results, operations or plans and believes that the appropriate internal controls were in place but were circumvented by collusion.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       Invacare Corporation
                                                       (Registrant)

Date:  May 24, 2007                                    /s/ Gregory C. Thompson
                                                       -------------------------
                                                       Gregory C. Thompson
                                                       Senior Vice President and
                                                       Chief Financial Officer